Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-3 No. 333-233434) of ImmunityBio, Inc. for the registration of common stock, preferred stock, warrants, debt securities and units,

(2)     Registration Statement (Form S-4 No. 333-252232) of ImmunityBio, Inc. for the registration of common stock to be issued in connection with the merger with NantCell, Inc. (fka ImmunityBio, Inc., a private company),

(3)     Registration Statement (Form S-8 No. 333-205942) pertaining to the 2014 Equity Incentive Plan and 2015 Equity Incentive Plan,

(4)     Registration Statement (Form S-8 No.333-233082) pertaining to the 2015 Equity Incentive Plan as Amended and Restated, and

(5)     Registration Statement (Form S-8 No. 333-243725) pertaining to the 2015 Equity Incentive Plan as Amended and Restated;

of ImmunityBio, Inc. our report dated March 30, 2021 relating to the consolidated financial statements of NantCell, Inc. (fka ImmunityBio, Inc., a private company) as of and for the years ended December 31, 2020 and December 31, 2019 appearing in this Current Report (Form 8-K/A) of ImmunityBio, Inc.

/s/ Ernst & Young LLP

Los Angeles, California

April 22, 2021